UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 5, 2024, Nuwellis, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) indicating the Company’s continued non-compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice further informed the Company that the Company's common stock would be delisted from The Nasdaq Capital Market unless the Company appeals the Staff's delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company's request for a hearing will stay any further delisting action by the Staff pending the ultimate outcome of the hearing. The Company's common stock will remain listed and eligible for trading on Nasdaq at least pending the ultimate conclusion of the hearing process.

As previously reported, on December 13, 2023, the Company received a letter (the “Bid Price Deficiency Notice”) from Nasdaq notifying the Company that, because the closing bid price for its common stock had been below $1.00 per share for 30 consecutive trading days, it was not compliant with the Minimum Bid Price Requirement. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company had a period of 180 calendar days from December 7, 2023, or until June 4, 2024, to regain compliance with the Minimum Bid Price Requirement. If at any time before June 4, 2024, the closing bid price of the Company’s common stock closed at or above $1.00 per share for a minimum of 10 consecutive trading days (which number days may be extended by Nasdaq), Nasdaq would provide written notification that the Company had achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved.

The Notice from the Staff informed the Company that the Staff had determined that the Company has not regained compliance with the Minimum Bid Price Requirement and is not eligible for a second 180-day compliance period, due to the Company’s previously reported failure to comply with the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market as required under Listing Rule 5505(b)(1).

The Company intends to request a hearing before the Panel on or before 4:00 p.m. Eastern Time on June 12, 2024, which will automatically stay the suspension of trading in the Company’s securities pending the Panel's decision. The Company also intends to seek an extended stay pending the hearing, although no assurance can be provided that such an extension would be granted.

The Company is working to evidence compliance with Minimum Bid Price Requirement for continued listing on the Nasdaq Capital Market and intends to submit a plan to that effect to the Panel as part of the hearing process; however, there can be no assurance the Panel will grant any request for continued listing or that the Company will be able to regain compliance with the applicable listing criteria within the period of time that may be granted by the Panel.

Further, as previously reported on our Current Report on Form 8-K, on May 29, 2024, the Staff notified the Company that it did not comply with the $2.5 million minimum stockholders’ equity requirement, as set forth in Nasdaq Listing Rule 5550(a)(2).  As a result, the Staff requested that the Company provide a plan of compliance by July 8, 2024.  However, pursuant to Nasdaq Listing Rule 5810(d)(2), this deficiency now becomes an additional basis for delisting, and as such, the Company intends to address these concerns before a Panel.

There can be no assurance that the Company will ultimately regain compliance and remain listed on Nasdaq.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of stockholders (the “Annual Meeting”) of the Company held on June 6, 2024, stockholders (i) elected two Class II director nominees to the Company’s board of directors to serve three-year terms; (ii) approved an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Annual Meeting proxy statement; (iv) approved, on an advisory basis, every three years for the advisory vote on the compensation of our named executive officers; (v) ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; (vi) approved, for the purpose of complying with the applicable provisions of Nasdaq, the anti-dilution provisions set forth in our common warrants issued to institutional investors in connection with our offering that closed on April 30, 2024; and (vii) authorized one or more adjournments of the Annual Meeting to solicit additional proxies in the event there were insufficient votes to approve Proposal 2 and Proposal 6.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the Annual Meeting were elected as Class II directors. Proposal 2 required the affirmative vote of the majority of the votes cast at the Annual Meeting.  Proposals 3, 4, 5, 6, and 7 required the affirmative vote of holders of a majority of shares entitled to vote and present at the Annual Meeting, virtually via the internet or by proxy. The proposals are described in detail in the Company’s definitive proxy statement filed on May 17, 2024 with the Securities and Exchange Commission.

A total of 2,776,399 shares of the Company’s common stock were present at the Annual Meeting virtually or by proxy, which represents approximately 41% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b) The results of the voting are shown below.

Proposal 1 — Election of Directors

Class II Nominees	Votes For	Votes Withheld	Broker Non-Votes
Maria Rosa Costanzo, M.D.	1,146,249	432,671	1,197,479
Archelle Georgiou, M.D.	1,157,386	421,534	1,197,479

Proposal 2 — Approval of an amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of our outstanding common stock at a ratio in the range of 1-for-5 to 1-for-70, to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 70 shares of common stock would be combined, converted and changed into 1 share of our common stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements

Votes For	Votes Against	Votes Abstain
1,676,112	1,095,593	4,694

Proposal 3 — Advisory Approval of Named Executive Officer Compensation

Votes For	Votes Against	Votes Abstain
835,522	706,223	37,175

Proposal 4 — Advisory Approval of the Frequency of the Advisory Vote on Compensation of the Named Executive Officers

One Year	Two Years	Three Years	Votes Abstain
629,054	88,175	832,924	12,841

Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm for 2024

Votes For	Votes Against	Votes Abstain
2,139,733	563,648	73,018

Proposal 6 — Approval of the anti-dilution provisions set forth in our common warrants issued to investors in connection with our offering that closed on April 30, 2024

Votes For	Votes Against	Votes Abstain
1,015,567	556,431	6,922

Proposal 7 — Authorization of one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 2 and Proposal 6

Votes For	Votes Against	Votes Abstain
1,838,853	873,492	64,054

(d) For Proposal 4, the Company’s board of directors recommended a vote every three years. An affirmative vote of the holders of a majority of shares entitled to vote and present at the Annual Meeting, virtually via the internet or by proxy, voted to hold the vote on the compensation of our named executive officers every three years. In light of such result, the board of directors has determined that the Company will include an advisory stockholder vote on executive compensation in its proxy materials every three years until the next required vote on such frequency is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2024	NUWELLIS, INC.

	By:	/S/ Nestor Jaramillo

	Name:	Nestor Jaramillo
	Title:	President and Chief Executive Officer